EXHIBIT 28.1


               FIFTH AMENDMENT TO FIFTH RESTATED
                  AND AMENDED CREDIT AGREEMENT

      THIS FIFTH AMENDMENT TO FIFTH RESTATED AND AMENDED CREDIT AGREEMENT (herein called the "Amendment") is made as of the 14th day of August, 1997, by and among Pride Companies, L.P., a Delaware limited partnership ("Borrower"), Pride Refining, Inc., a Texas corporation ("Pride Refining"), Pride SGP, Inc., a Texas corporation ("Pride SGP"), Desulfur Partnership, a Texas general partnership ("Desulfur Partnership"), Pride Marketing of Texas (Cedar Wind), Inc., a Texas corporation ("Pride Marketing"), Pride Borger, Inc., a Delaware corporation ("Pride Borger"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and Lenders named on Schedule 1 to the Original Agreement ("Lenders"),


                      W I T N E S S E T H;

      WHEREAS, Borrower, Pride Refining, Pride SGP, Desulfur Partnership, Pride Marketing, Pride Borger, Agent and Lenders have entered into that certain Fifth Restated and Amended Credit Agreement dated as of August 13, 1996, as amended by that certain First Amendment to Fifth Restated and Amended Credit Agreement dated as of August 17, 1996, that certain Second Amendment to Fifth Restated and Amended Credit Agreement dated as of February 25, 1997, that certain Third Amendment to Fifth Restated and
Amended Credit Agreement dated as of March 31, 1997, that certain Fourth Amendment to Fifth Restated and Amended Credit Agreement dated as of May 15, 1997 (as so amended, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

      WHEREAS, Borrower has requested Agent and Lenders to extend the Maturity Date, and Agent and Lenders have agreed to do so, subject to the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                           ARTICLE I.

                   Definitions and References

      Section 1.1.  Terms Defined in the Original Agreement.
Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

      Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

      "Amendment" shall mean this Fifth Amendment to Fifth Restated and Amended Credit Agreement.

      "Credit Agreement" shall mean the Original Agreement as amended hereby.

                           ARTICLE II.

                Amendments to Original Agreement

      Section 2.1. Defined Terms. The definitions of "Excess Cash" and "Maturity Date" in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

      "Excess Cash" shall mean for any Calendar Quarter the Adjusted Income of Borrower. For purposes of this definition, the term "Adjusted Income of Borrower" for any Calendar Quarter means EBITDAR for such Calendar Quarter, minus Fixed Charges for such period, minus Capital Expenditures permitted by Section 7.06 hereof actually made during such period.

      "Maturity Date" shall mean the earlier to occur of July 1, 1998, or the date of any Acceleration.

      Section 2.2 Partnership Insurance. A new Section 6.22 is hereby added to the Original Agreement to read as follows:

      "6.22.  Partnership Liability Insurance.  Each
Related Person shall maintain Partnership Liability Insurance issued by Companies, and in amount, form and content acceptable to Lenders."


                          ARTICLE III.

                   Conditions of Effectiveness

      Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when
(i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Lender,
(ii) Borrower shall have paid to Agent for the benefit of Lenders, in consideration of Lenders agreeing to the transactions contemplated herein, an amendment fee in the amount of $90,000,
(iii) Borrower shall have paid to Agent, in cash, all fees and expenses, including legal and other professional fees and expenses incurred, by the Agent prior to the date of this Amendment to the extent that same have been billed on or prior to the date of this Amendment, and (iv) Borrower shall have delivered to Agent the following: (x) copies of all Partnership liability policies for Borrower, and (y) a certificate from the Borrower certifying to the enclosure of true and correct copies of the Petroleum Products Supply Agreement between Texaco Trading and Transportation, Inc. and Borrower dated June 11, 1997, together with all schedules and exhibits thereto, and all other documents executed in connection therewith prior to, on and after the date of its execution, which certificate shall be true and correct.

     Section 3.2. Conditions Subsequent. This Amendment shall no longer be effective and it shall be an Event of Default under the Credit Agreement if the Borrower or another Related Person shall not have delivered all of the items on Schedule 1 attached hereto on or before the dates specified.


                           ARTICLE IV.

                 Representations and Warranties

      Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, each Related Person represents and warrants to each Lender that:

      (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

      (b) Each Related Person ia duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each Related Person has duly taken all corporate and partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Related Person hereunder and thereunder.

      (c) The execution and delivery by each Related Person of this Amendment, the performance by each Related Person of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the partnership agreement, articles of incorporation and bylaws of any Related Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Related Person of this Amendment or to consummate the transactions contemplated hereby or thereby.

      (d) When duly executed and delivered, this Amendment will be a legal and binding obligation of each Related Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                           ARTICLE V.

                          Miscellaneous

      Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended and all other Loan Documents are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall he deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document nor constitute a waiver of any Default or Event of Default.

      Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Related Person herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment, and under the Credit Agreement.

      Section 5.3.  Loan Documents.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

      Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

      Section 5.5. Collateral Documents. Each Related Person hereby agrees to deliver to Agent within ten days from the date hereof, such supplements, amendments and/or modifications of and to the existing Collateral Documents as the Agent shall request, in form and substance acceptable to the Agent, to reflect of record the extension of the Maturity Date.

      Section 5.6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

      THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE
PARTIES.

      IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:

PRIDE COMPANIES, L,P., a Delaware
limited partnership

By:   PRIDE REFINING, INC, a Texas corporation,
      Managing General Partner


By:   Brad Stephens
      Chief Executive officer


GUARANTORS:

PRIDE REFINING, INC,


By:  Brad Stephens
     Chief Executive officer


PRIDE SGP, INC.



By:  Brad Stephens
     Chief Executive Officer


PRIDE MARKETING OF TEXAS (CEDAR
WIND), INC.


By:  Brad Stephens
     President


DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its General Partner


By:  Brad Stephens
     President


PRIDE BORGER, INC,


By:  Wayne Malone
     President


AGENT:

NATIONSBANK OF TEXAS, N,A,


By:  Jay T. Wampler
     Senior Vice President


LENDERS:

NATIONSBANK OF TEXAS, N.A.


By:  Jay T. Wampler
     Senior Vice President


BANK ONE, TEXAS, N.A.



By:  Randall Durant
     Vice President



                      CONSENT AND AGREEMENT

      Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE REFINING, INC.



By:  Brad Stephens
     Chief Executive Officer

PRIDE SGP, INC.


By:  Brad Stephens
     President

DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its general partner

By:   Brad Stephens
      President



                             CONSENT AND AGREEMENT


      Pride Marketing hereby consents to the provisions of this Amendment and the transactions contemplated herein and hereby ratifies and confirms the Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


PRIDE MARKETING OF TEXAS
(CEDAR WIND), INC.



By:   Brad Stephens
      President


PRIDE BORGER, INC.



By:   Wayne Malone
      President

                           SCHEDULE 1

                   LIST OF REQUESTED DOCUMENTS


1. All pleadings filed, orders entered and documentary or deposition evidence submitted in the DFSC litigation, together with a copy of all court transcripts from any hearings or trial in such litigation. Date - September 5, 1997.

                            AGREEMENT


      This Agreement is entered into by the undersigned as of August 14, 1997. Reference is hereby made to that certain Note Agreement dated as of August 13, 1996 (as from time to time amended, modified or supplemented, the "Note Agreement") among Pride Companies, L.P., a Delaware limited partnership (the "Company"), Pride Refining, Inc., a Texas corporation ("Managing General Partner"), Pride SGP, Inc., a Texas corporation ("Special General Partner") and Bank One, Texas, N.A. and NationsBank of Texas, N.A., as Purchasers ("Purchasers"). Capitalized terms used and not otherwise defined herein have the meanings given them in the Note Agreement.

      The Company has requested Purchasers to extend the maturity date of the Series A Notes, the Series B Notes and the Series C
Notes, and Purchasers have agreed to do so, subject to the terms and conditions contained herein.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1.  Amendments to Note Agreement.  Each reference in
Paragraphs 1A, 1B and 1C of the Note Agreement to a maturity date of "April 1, 1998" for the Series A Notes, the Series B Notes and the Series C Notes is hereby amended to read "July 1, 1998."

      2. Conditions to Effectiveness of Agreement. This Agreement shall become effective as of the date first above written when and only when Purchasers shall have received a counterpart of this Agreement executed and delivered by all parties hereto, and all conditions to the Fifth Amendment to Fifth Restated and Amended Credit Agreement dated this date by and among the Company, the Managing General Partner, the Special General Partners, and others have been met. This Agreement shall no longer be effective and it shall be an Event of Default under the Note Agreement if the Company shall not have complied with all Conditions Subsequent to such Fifth Amendment to Fifth Restated and Amended Credit Agreement dated this date.

      3. Ratification of Documents; Securities Documents. The Note Agreement as amended hereby is ratified and confirmed in all respects. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein operate as a waiver of any right, power or remedy of any Purchaser under the Note Agreement nor constitute a waiver of any provision of the Note Agreement. This Agreement is a Securities Document, and all provisions in the Note Agreement pertaining to Securities Documents apply hereto.

      4. Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      THIS AGREEMENT AND THE OTHER SECURITIES DOCUMENTS REPRESENT
THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS
OF THE PARTIES.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 14, 1997.

PRIDE COMPANIES, L.P.

By:  Pride Refining, Inc., Managing
     General Partner


By:  Brad Stephens
     Chief Executive Officer


PRIDE REFINING, INC,


By:  Brad Stephens
     Chief Executive officer


PRIDE SGP, INC.



By:  Brad Stephens
     Chief Executive Officer


NATIONSBANK OF TEXAS, N.A.


By:  Jay T. Wampler
     Senior Vice President


BANK ONE, TEXAS, N.A.



By:  Randall Durant
     Vice President


                      CONSENT AND AGREEMENT

      Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders, Agent (as such terms are defined in the Credit Agreement), and Purchasers and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE REFINING, INC.



By:  Brad Stephens
     Chief Executive Officer

PRIDE SGP, INC.


By:  Brad Stephens
     President

DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its general partner

By:   Brad Stephens
      President


                      CONSENT AND AGREEMENT

      Each of the undersigned hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders, Agent, and Purchasers and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE MARKETING OF TEXAS
(CEDAR WIND), INC.


By:   Brad Stephens
      President

PRIDE BORGER, INC.


By:   Dave Caddell
      Vice President